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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                                 FORM 8-K/A


                               CURRENT REPORT

   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported):   September 12, 1997
                                                          ----------------------


                           MAN SANG HOLDINGS, INC.
                           -----------------------
           (Exact name of registrant as specified in its charter)



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
                   NEVADA                             33-10639-NY                        87-053970
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(State or other jurisdiction of incorporation)  (Commission File Number)   (IRS Employer Identification No.)
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               21ST FLOOR, RAILWAY PLAZA, 39 CHATHAM ROAD SOUTH
        TSIMSHATSUI, KOWLOON, HONG KONG SPECIAL ADMINISTRATIVE REGION
        -------------------------------------------------------------
             (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code:  (852) 2317 5300


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Item 5.  Other Events

        Man Sang International Limited ("Man Sang Bermuda"), an indirect wholly-owned subsidiary of Man Sang Holdings, Inc., a Nevada corporation (the "Registrant"), and a company incorporated on July 30, 1997 as an exempted company under the Companies Act 1981 of Bermuda, completed the offering of 127,500,000 shares (the "New Shares") of its capital stock, HK$.10 per share, together with the warrants (the "Warrants") granted in the proportion of one Warrant for every five shares (the "Offering") on September 26, 1997. The New Shares were offered at HK$1.08 per share for an aggregate offering price of HK$137,700,000. After deducting the expenses in connection with the Offering, the net proceeds to Man Sang Bermuda are approximately HK$124,000,000. Man Sang Bermuda is a wholly-owned subsidiary of Man Sang International (B.V.I.) Limited ("Man Sang B.V.I.") which is a wholly-owned subsidiary of the Registrant.

        The Listing Committee of the Stock Exchange of Hong Kong Limited (the "Stock Exchange") approved the listings of, and permission to deal in, (i) 472,500,000 shares, including the New Shares and 345,000,000 shares which have been allotted or issued to Man Sang B.V.I. in connection with the organization and capitalization of Man Sang Bermuda; (ii) Warrants granted to the investors and Man Sang B.V.I. in the proportion of one Warrant for every five shares,
(iii) up to 94,500,000 shares subject to the Warrants (which are exercisable within the period commencing on September 26, 1997 and ending on March 31, 1999 and entitle the holders thereof to purchase shares at HK$1.30 per share (subject to adjustment upon certain dilutive events)), and (iv) such shares subject to the Share Option Scheme (defined below). Trading of shares of capital stock and Warrants on the Stock Exchange commenced on September 26, 1997.

        The Registrant holds, through Man Sang B.V.I., 73.02% of the issued capital stock of Man Sang Bermuda, whereas the investing public holds the remaining 26.98% of the issued capital stock of Man Sang Bermuda, assuming the full exercise of the Warrants.

        In addition to the Offering, Man Sang Bermuda has also adopted a share option scheme (the "Share Option Scheme"). Under the Share Option Scheme, the board of directors of Man Sang Bermuda may grant stock options to directors, officers and employees of Man Sang Bermuda or its subsidiaries to purchase such maximum number of shares equal to 10% of the issued and outstanding shares of capital stock of Man Sang Bermuda from time to time. The subscription price shall be the greater of 80% of the average per share closing prices of the shares on the Stock Exchange for the five trading days immediately preceding the date of offer of the relevant option or HK$.10 per share.


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                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 MAN SANG HOLDINGS, INC.




Date:  September 26, 1997                        By:   s/s SIO Kam Seng, Sam
                                                     --------------------------
                                                      SIO Kam Seng, Sam
                                                      Chief Executive Officer


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